UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2008

SUPERIOR BANCORP
(Exact Name of Registrant as Specified in Charter)

Delaware
State or Other
Jurisdiction of
Incorporation

0-25033	63-1201350
(Commission	(IRS Employer
File Number)	Identification No.)

17 North 20th Street, Birmingham, Alabama	35203
(Address of Principal Executive Offices)	Zip Code)

(205) 327-1400
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.	Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 20, 2008, Mark A. Tarnakow resigned from Superior Bancorp (the “Company”). He had been the Company’s Principal Financial Officer and Principal Accounting Officer.

On October 23, 2008, the Company appointed James A. White as its Principal Financial Officer and James C. Gossett as its Principal Accounting Officer. Mr. White and Mr. Gossett will have the titles of Chief Financial Officer and Chief Accounting Officer, respectively.

Mr. White, age 65, has served as the Company’s Chief Administrative Officer since September 8, 2008. He is a 37-year veteran of the banking industry, having served as Chief Financial Officer and Chief Executive Officer of the First National Bank & Trust of Tulsa, Oklahoma, and as Chief Financial Officer of BOK Financial Corporation and BankAtlantic Bancorp. He began his banking career at NCNB Corporation. Mr. White retired from BankAtlantic in mid-2007.

Mr. Gossett, age 46, has been employed by the Company since 1998. He has served as its Finance Director since 2007 and prior to that time served as its Principal Accounting Officer. Mr. Gossett is a Certified Public Accountant.

Officers of the Company hold office until the annual meeting of stockholders next following their appointment, or until their earlier resignation or removal.

There is no arrangement or understanding between Mr. White or Mr. Gossett and any other persons pursuant to which they were appointed as the Principal Financial Officer and Principal Accounting Officer, respectively, of the Company. Neither Mr. White nor Mr. Gossett is a party to any transaction with the Company which is subject to Item 404(a) of the Securities and Exchange Commission’s Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR BANCORP

/s/ C. Stanley Bailey
C. Stanley Bailey
Chairman and Chief Executive Officer

Date: October 23, 2008